UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2011

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 7th Avenue, 2nd Floor

New York, NY 10001

(Address of Principal Executive Offices)

(855) 423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Explanatory Note

On December 22, 2011, the Company reported that previously issued financial statements should no longer be relied upon because of two errors within the financial statements.

The Company reported that one of the errors related to the recognition of share-based payments and that the correction of the error would result in a reduction of its non-cash share-based costs.  However, upon further review of this matter, the Company determined that the effect of the error on its audited financial statements for the fiscal year ended February 28, 2011 and the financial statements for the quarter ended May 31, 2011 was insignificant.  Therefore, the Company has determined that its Annual Report on Form 10-K for the fiscal year ended February 28, 2011, which was filed with the Securities and Exchange Commission on May 16, 2011 (which report was subsequently amended on August 25, 2011 and August 26, 2011), and the Quarterly Report on Form 10-Q for the period ended May 31, 2011, which was filed with the Securities and Exchange Commission on July 12, 2011, would not be further amended.

The other error relates to the accounting for the Company’s acquisitions of Hipcricket, Inc. (“Hipcricket”) and JAGTAG, Inc. (“JAGTAG”).  To correct the error related to the acquisition of Hipcricket the Company has recorded, as of the date of the acquisition, an increase in the amount of $23,284,000 to goodwill and to acquisition related contingent consideration to reflect the fair value of the contingent consideration related to the earn-out, as the earn-out was defined in the Amended and Restated Asset Purchase Agreement dated August 25, 2011.  The Company also incorrectly capitalized acquisition related transaction costs for the Hipcricket and JAGTAG acquisitions, which should be expensed as incurred.  This change resulted in additional transaction expense of $696,616 during the six month period ended August 31, 2011.

These transactions were reported on the Quarterly Report on Form 10-Q for the period ended August 31, 2011, which was filed with the Securities and Exchange Commission on October 11, 2011 (which report was subsequently amended on November 9, 2011).  The Company intends to file an amended Form 10-Q/A for the six months ended August 31, 2011 as soon as practicable.

The Company evaluated these errors individually and in the aggregate and determined that a restatement of the above-referenced report is necessary and required.  Until the restated report is filed, management is continuing our investigations with respect to these matters.

The Company’s Audit Committee and Chief Financial Officer are assessing the effect of the restatement on the Company’s internal control over financial reporting and its disclosure controls and procedures. The Company’s Audit Committee and Chief Financial Officer will not reach a final conclusion on the effect of the restatement on internal control over financial reporting and disclosure controls and procedures until completion of the restatement process.

Management of the Company has discussed the matters disclosed in this Item 4.02 with Freedman & Goldberg, CPA’s, P.C., the Company’s former independent registered public accounting firm.

ITEM 8.01 OTHER EVENTS

On January 17, 2012 the Company issued a press release relating to the filing of this amendment. The press release is attached as an exhibit to this Form 8-K/A.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99	Press release dated January 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc.
(Registrant)

Date: January 17, 2012	By:	/s/ Thomas J. Virgin
Thomas J. Virgin
Chief Financial Officer